EXHIBIT (5)(D)

                        SCHRODER CAPITAL FUNDS (DELAWARE)
                          INVESTMENT ADVISORY AGREEMENT


         AGREEMENT, dated and effective as of January 9, 1996, between Schroder Capital Funds (Delaware), a Delaware business trust (herein referred to as the "Trust") and Schroder Capital Management International Inc., a New York corporation (herein referred to as the "Investment Adviser").

                              W I T N E S S E T H:

         WHEREAS, the Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act") which currently has five separate investment portfolios, one of which is subject to this agreement: Schroder Emerging Markets Fund Institutional Portfolio (the "Fund");

         WHEREAS, the Investment Adviser provides investment advice and is registered with the Securities and Exchange Commission (the "SEC") as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and is registered with the United Kingdom Investment Management Regulatory Organization ("IMRO");

         WHEREAS, the Trust desires to retain the Investment Adviser to render investment advisory services to or on behalf of the Fund in the manner and on the terms hereinafter set forth; and

         WHEREAS, the Investment Adviser is willing to render such investment advisory services to the Fund;

         NOW,  THEREFORE,   in  consideration  of  the  promises  and  covenants
hereinafter contained, the Trust and the Investment Adviser hereby agree as follows:

         1. ENGAGEMENT OF THE INVESTMENT ADVISER. The Trust hereby employs the Investment Adviser to act as the investment adviser to the Fund and to provide the investment advisory services described below, subject to the supervision of the Board of Trustees of the Trust, for the period and on the terms and conditions set forth in this Agreement. The Investment Adviser hereby accepts such employment and agrees during such period to render such services and to assume the obligations herein set forth for the compensation provided for herein. The Investment Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority hereunder to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.


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         2.       INVESTMENT ADVISORY SERVICES.

         Subject always to the Trust's Trust Instrument and its registration statement filed on Form N-2 with the SEC, the Investment Adviser shall:

                  (a)  Furnish   the  Trust  with  advice  and   recommendations
consistent with the investment objective, policies, and restrictions of the Fund, with respect to the purchase, holding and disposition of portfolio assets, including advice on the allocation of investments among the countries in which the Fund may invest and among equity and debt securities;

                  (b) Furnish the Trust with advice and recommendations with respect to foreign currency matters, having regard to foreign exchange controls, if any, and forward foreign exchange contracts;

                  (c) Advise the Trust in connection with policy decisions to be made by its Board of Trustees or any committee thereof with respect to its investments and, as requested, furnish the Fund with research, economic and statistical data in connection with its investments and investment policies;

                  (d) Submit such reports relating to the valuation of the Fund's securities as the Trust's Board of Trustees or the Trust's administrator may reasonably request;

                  (e) Place orders for the purchase, sale or exchange of portfolio assets for the Fund's accounts with brokers or dealers selected by the Investment Adviser; provided, however, that in connection with the placing of such orders and the selection of such brokers or dealers the Investment Adviser shall seek to obtain execution and pricing within the policy guidelines established by the Trust's Board of Trustees;

                  (f) Provide information in the possession of the Investment Adviser to the Trust's administrator as the Trust's administrator may request to maintain and preserve the records required by the Investment Company Act;

                  (g) Obtain and evaluate such information relating to economics, industries, businesses, securities markets and securities as the Investment Adviser may deem necessary or useful in the discharge of its duties hereunder; and

                  (h) From time to time, or at any time requested by the Trust's Board of Trustees, make reports to the Trust concerning its performance of the foregoing services and furnish advice and recommendations with respect to other aspects of the business and affairs of the Fund.

         3.       ALLOCATION OF CHARGES AND EXPENSES.

                  (a) The Investment Adviser shall pay for maintaining its staff and personnel necessary to perform its obligations under this Agreement and shall, at its own expense, maintain

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the office  space,  facilities,  equipment  and  personnel  that are  reasonably necessary to carry out its obligations hereunder. In addition, the Investment Adviser shall pay the reasonable salaries, fees and expenses of such of the Trust's officers and employees (including the Trust's share of payroll taxes) and any fees and expenses of such of the Trust's trustees as are trustees, officers or employees of the Investment Adviser, provided, however, that the Trust, and not the Investment Adviser, shall bear OUT-OF-POCKET travel expenses of trustee and officers of the Trust who are trustees, officers or employees of the Investment Adviser to the extent that such expenses relate to attendance at meetings of the Board of Trustees of the Trust or any committees thereof.

                  (b) The Fund assumes and shall pay or cause to be paid fees to the Investment Adviser and the Trust's administrator and all other expenses of the Fund including, without limitation: (i) charges and expenses of any custodian, subcustodian or depository appointed by the Trust for the safekeeping of its cash, securities or property and fees and expenses of any transfer agent, dividend paying agent and registrar for the Trust; (ii) charges and expenses of accounting and auditing; (iii) expenses and fees associated with registering and qualifying securities issued by the Fund for sale with the SEC and in various states and foreign jurisdictions and expenses of preparing share certificates and other expenses in connection with the issuance, offering or underwriting of securities issued by the Fund, including stock exchange listing fees and freight insurance and other charges in connection with the shipment of the Fund's portfolio securities; (iv) expenses of stationary, preparing, printing and distributing reports, notices and dividends and other documents to the Fund's shareholders, including, without limitation, expenses of tender offers for and repurchases of securities issued by the Fund, to the extent not borne by the Trust's administrator; (v) interest on any indebtedness of the Fund; (vi) governmental fees and taxes of the Fund, including any stock transfer tax payable on a portfolio security of the Fund; (vii) brokerage commissions and other expenses incurred in acquiring or disposing of the Fund's portfolio securities; (viii) costs of trustees' and officers' insurance and fidelity bonds; (ix) compensation and expenses of the trustees who are not interested persons of the Investment Adviser, including out-of-pocket travel expenses; (x) costs and expenses incidental to holding meetings of the Board of Trustees, or any committees thereof, including out-of-pocket travel expenses of trustees and officers of the Trust who are trustees, officers or employees of the Investment Adviser to the extent that such expenses relate to attendance at such meetings of the Board of Trustees, or any committee thereof; (xi) fees for legal, auditing and consulting services and litigation expenses, including settlement or arbitration costs; (xii) dues and expenses incurred in connection with membership in investment company organizations and expenses relating to investor and public relations; and (xiii) costs, expenses and fees incurred in connection with obtaining, maintaining, refinancing or repaying indebtedness. It is understood that the organizational, offering and marketing expenses, including accounting, legal and printing expenses and registration fees incurred by the Investment Adviser on behalf of the Fund in connection with the initial public offering of the Fund's securities will be reimbursed to the Investment Adviser by the Fund within the limitations set forth in the Prospectus.

         4.       COMPENSATION OF THE INVESTMENT ADVISER.

                  (a) For the services rendered, the equipment and facilities furnished and expenses assumed by the Investment Adviser, the Fund shall pay in arrears to the Investment

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Adviser at the end of each  calendar  month a fee  calculated  by  applying  the annual percentage rate of 1.00% to the Fund's month-end average of net assets ("net assets" being the value of the total assets of the Fund, minus the sum of liabilities of the Fund), determined at the end of each month by dividing the sum of the average net assets of the Fund at the end of each week during the month by the number of weeks ended during the calendar month. The assets for each weekly period are determined by averaging the net assets of the Fund at the close of each business day for each business day in the week that this Agreement is in effect. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. During any period when the determination of net asset value is suspended by the Board of Trustees of the Trust, the average net asset value of a share for the last week prior to such suspension shall for this purpose be deemed to be the average net asset value at the close of each succeeding week until it is again determined. No fee shall be payable hereunder with respect to a Fund during any period in which the Fund invests all (or substantially all) of its investment assets in a registered,
open-end   management   investment  company,  or  separate  series  thereof,  in
accordance with Section 12(d)(1)(E) under the Investment Company Act of 1940.

                  (b) EXPENSE LIMITATIONS. In the event the operating expenses of the Fund, including amounts payable to the Investment Adviser pursuant to subsection (a) hereof, for any fiscal year ending on a date on which this Agreement is in effect, exceed the expense limitations applicable to the Fund imposed by applicable state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, the Investment Adviser shall reduce its management fee by the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Fund in the amount of such excess; provided, however, to the extent permitted by law, there shall be excluded from such expenses the amount of any interest, taxes, brokerage commissions and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs, including settlement or arbitration costs, and any indemnification related thereto) paid or payable by the Fund. Whenever the expenses of the Fund exceed a pro rata portion of the applicable annual expense limitations, the estimated amount of reimbursement under such limitations shall be applicable as an offset against the monthly payment of the management fee due to the Investment Adviser. Should two or more such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in the Investment Adviser's fee shall be applicable.

         5.       LIMITATION OF LIABILITY OF THE INVESTMENT ADVISER.

                  (a) The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution and management of the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard or its obligations and duties hereunder. As used in this Article 5, the term "Investment Adviser" shall include any affiliates of the Investment Adviser performing services for the Fund contemplated hereby and trustees, officers and employees of the Investment Adviser as well as that corporation itself.

                  (b) The Investment Adviser shall not be liable for any losses caused by disturbances of its operations by virtue of force majeure, riot, or damage caused by nature or due to other events for which it is not responsible (E.G., strike, lock-out or losses caused by the imposition of foreign exchange controls, expropriation of assets or other acts of domestic or foreign authorities).

                  (c) The presence of exculpatory language in this Agreement shall not be deemed by the Trust, the Investment Adviser or any other party appointed pursuant to this Agreement, including without limitation any custodian, as in any way limiting causes of action and remedies which may, notwithstanding such language, be available to the Trust either under common law or statutory law principles applicable to fiduciary relationships or under the federal securities laws.

         6.       OTHER ACTIVITIES OF THE INVESTMENT ADVISER AND ITS AFFILIATES.

                  (a) Nothing herein contained shall prevent the Investment Adviser or any of its affiliates from engaging in any other business or from acting as investment adviser or investment manager for any other person or entity, whether or not having investment policies or portfolios similar to that of the Fund; and it is specifically understood that officers, trustees and employees of the Investment Adviser and its affiliates may continue to engage in providing portfolio management services and advice to other investment companies, whether or not registered, and to other investment advisory clients. When other clients of the Investment Adviser desire to purchase or sell a security at the same time such security is purchased or sold for the Fund, such purchases and sales will, to the extent feasible, be allocated among the Fund and such clients in a manner believed by the Investment Adviser to be equitable to the Fund and such clients.

                  (b) The Investment Adviser reserves the right to grant the use of the name "SCHRODER", or any derivative thereof, to any other investment company or business enterprise. The Investment Adviser reserves the right to withdraw from the Fund the use of the name "SCHRODER", the Investment Adviser agrees that the question of continuing this Agreement may be submitted to a vote of the Fund's shareholders. In the event of such withdrawal or the termination of this Agreement, for any reason, the Trust will, on the written request of the Investment Adviser, take such action as may be necessary to change its name and eliminate all reference to the words "SCHRODER" in any form, and will no longer use such registered service mark.

         7. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall remain in force until the second anniversary of the effective date of this Agreement first set forth above and from year to year thereafter, but only so long as such continuance is approved at least annually by (a) the vote of a majority of the trustees of the Trust who are not parties to the Agreement or interested persons of the Investment Adviser or interested persons of any such party (other than as trustees of the Trust), cast in person at a meeting called for the purpose of voting on such approval, and (b) the vote of either (i) the Board of Trustees of the Trust or (ii) a majority of the outstanding voting securities of the Fund. This Agreement may be terminated at any time, without payment of any penalty, by the Trust either by the vote of Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund on sixty (60) days' written notice to the Investment Adviser, and by the Investment Adviser on sixty
(60) days' written notice to the Trust. This Agreement shall automatically terminate (i) in the event of its assignment by either party, or (ii) upon termination of the Investment Advisory Agreement. In interpreting the provisions of this Section 7, the definitions contained in Section 2(e) of the Investment Company Act (particularly the definitions of "assignment," "interested person" and "voting security") shall be applied.

         8. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment, transfer, assignment, sale hypothecation or pledge of this Agreement shall be effective until approved by the vote of: (a) the Board of Trustees, including a majority of the trustees who are not parties to the Agreement or interested persons of the Investment Adviser or interested persons of any such party (other than as trustees of the Trust), cast in person at a meeting called for the purpose of voting on such approval and (b) a majority of the outstanding voting securities of the Fund.

         9. NOTICE. Any notice or other communication required to be given pursuant to this Agreement shall be in writing or by telex and shall be effective upon receipt. Notices and communications shall be given: (a) to the Trust at Schroder Capital Funds (Delaware), Two Portland Square, Portland, Maine 04101 and (b) to the Investment Adviser at 787 Seventh Avenue, 29th Floor, New York, New York 10019, Attention: Mark J. Smith.

         10. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

         11. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         The Investment Adviser confirms that the Trust is a "business customer" as defined by IMRO.

         The Trust confirms that it has been provided with independent legal advice on this Agreement.

         IN WITNESS WHEREOF, the parties hereof have caused this Agreement to be executed as of the day and year first above written.

                       SCHRODER CAPITAL FUNDS, (DELAWARE)

                         By: /S/ LAURA E. LUCKYN-MALONE
                         ------------------------------
                         Name: Laura E. Luckyn-Malone
                         Title


                           SCHRODER CAPITAL MANAGEMENT
                           INTERNATIONAL INC.

                          By: /S/ JANE P. LUCAS
                          -----------------------------
                          Name: Jane P. Lucas
                          Title